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                                                                  EXHIBIT 10.14





                           MEMORANDUM OF UNDERSTANDING

This Memorandum of Understanding is entered into this 29th day of October 2001 between Hisense Electric Co. Ltd of 11 Jianxi Road, Qingdao, China and IRICO Group Corp of 1 Caihing road, Xianyang, Shaanxi, China and SpatiaLight Inc. ("SpatiaLight") of 9 Commercial Blvd, Suite 200, Novato, California 94949, United States of America together "the parties"

                                     WHEREAS

     1. Hisense and IRICO are leading Chinese Electronics manufacturers which propose to enter into the market for manufacturing LCOS television sets.

     2. Hisense and IRICO recognize that SpatiaLight has commercial and technical expertise of value to its business.

     3. Hisense and IRICO have entered into a full Non-disclosure Agreement with SpatiaLight and are fully aware of the confidential nature of these discussions.

     4. SpatiaLight is a leading LCOS chip design and manufacturing company and wishes to strengthen its relationship with Hisense and IRICO to assist in the development of the Chinese market.

     5. The parties recently had friendly and constructive meetings and have recognized that each could benefit in important ways by working together.

     6. To help further discussions and co-operation the parties have agreed this memorandum to clarify their intentions.

NOW IT IS AGREED

     The parties agree to co-operate in developing Hisense and IRICO's manufacture of LCOS television sets.

     1. Business Scope: The purchase by Hisense and IRICO of Display Units manufactured by SpatiaLight. A Display Unit is defined as a light engine inclusive of lamp and ballast manufactured exclusively for SpatiaLight by Fuji fitted with SpatiaLight's chips.

     2. SpatiaLight will supply two prototype Display Units for Hisense and IRICO to promote SpatiaLight's technology in China and Hisense and IRICO's product development. Hisense and IRICO undertake to return these prototypes plus any other materials SpatiaLight provides within an agreed time period should Hisense and IRICO not proceed to enter into a purchase contract.

     3. SpatiaLight will provide technical assistance to Hisense and IRICO to make and test mock LCOS TV using SpatiaLight's chips and optical engines to ensure relevant technical criteria are satisfied.

     4. Given that SpatiaLight's products and quality suit the Chinese market Hisense and IRICO will either build new or transform existing production capacity into a production line.

        Hisense and IRCO's target output will be:

        First Year        12,000 sets

     5. In relation to its planned production ramp-up and following satisfactory technical testing of SpatiaLight's Display Units, Hisense and IRICO agree to enter into a contract with SpatiaLight for the purchase of its Display Units. The actual quantity of orders will be by the parties in due time.


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     6. Under the current market condition, the price of each display unit is estimated to be USD 1600.00 (excluding import tariff and VAT). The actual price will be discussed by the parties in due time.

     7. The method of payment will accord to international practice acceptable to SpatiaLight, Hisense and IRICO.

OTHER ISSUES

In relation to the desire of both Hisense and IRICO and SpatiaLight to develop their commercial relationship beyond the foregoing the following is also agreed.

     8. The parties agree to use this Memorandum of Understanding as a basis to advance their future co-operation.

     9. Hisense and IRICO undertake not to disclose trade secrets, technical and other assistance provided by SpatiaLight. If Hisense and IRICO want to co-operate with SpatiaLight's competitors, they must return the prototypes provided by SpatiaLight in advance.

Signed on behalf of Hisense                Signed on behalf of SpatiaLight

Name:    \s\XIAODONG XIA                   Name:    \s\ROBERT OLINS
      ------------------------------             -----------------------------
         Xiaodong Xia                                Robert OLINS

Title:   Vice President                             Title: Chief Executive

Signed on behalf of IRICO

Name:    \s\YINGZHONG WU
         ---------------------------
         Yingzhong Wu


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